UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2011 (June 23, 2011)

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street	14203
Buffalo, NY	(Zip Code)
(Address of Principal Executive Offices)

(716) 849-6810
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry Into a Material Definitive Agreement.

On June 23, 2011, a modification (the “Modification”) to the existing contract, awarded on September 16, 2010 (the “2010 DoD Contract”), between Cleveland BioLabs, Inc. (the “Company”) and the United States Department of Defense Chemical Biological and Medical Systems Medical Identification and Treatment Systems was awarded. The Modification provides for an increased scope of work relating to service items under the 2010 DoD Contract for the advanced development of CBLB502 and project management in respect thereof, for an aggregate increase in funding of $1.3 million. In addition, as part of the Modification, a new option for $0.2 million was added to the 2010 DoD Contract.

As a result of the Modification, the 2010 DoD Contract, as modified, is valued at up to $46.5 million, including all options provided thereunder.

The description of Modification does not purport to be complete and is qualified in its entirety by the full text of the Modification, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment of Solicitation/Modification of Contract, effective as of June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: June 29, 2011	By:	/s/ Michael Fonstein, Ph.D.
		Name:	Michael Fonstein, Ph.D.
		Title:	Chief Executive Officer